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                                    Exhibit A

                                RESTATED CHARTER
                                       OF
                  GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK
         Under Section 807 of the New York Business Corporation Law and
                       1206 of the New York Insurance Law

WE, THE UNDERSIGNED, David J. Sloane, President and Chief Executive Officer and Shelley M. Sullivan Schroeter, Assistant Secretary of GE Capital Life Assurance Company of New York hereby certify:

1. The name of the corporation is GE Capital Life Assurance Company of New York (the "Company"). The name under which the Company was formed is First GNA Life Insurance Company of New York.

2. The Company's Declaration of Intention and Charter was filed by the New York Insurance Department on the 23rd day of February 1988. Such Charter was amended as contained in the Agreement and Plan of Merger of United Pacific Reliance Life Insurance Company of New York into First GNA Life Insurance Company of New York effective October 14, 1993, and was subsequently amended effective February 1, 1996 to change the Company's name to GE Capital Life Assurance Company of New York. The Company's Charter was amended and restated effective January 14, 1998, to change the location of the Company's principal office in the State of New York from Westchester County to New York County. The Company's Restated Charter was further when the Company filed a Certificate of Change to change the location of the Company's principal office in the State of New York from New York County to Nassau County effective October 1, 2002. The Company's Restated Charter was further amended when the Company filed a Certificate of Change to change the location of the Company's principal office in the State of New from Nassau County to New York County effective September 1, 2003.

3. (a) The Company's Restated Charter as amended is hereby further amended effective January 1, 2006, to incorporate the change of name from GE Capital Life Assurance Company of New York to Genworth Life Insurance Company of New York.

     (b) To effect the foregoing, Article FIRST designated in the Restated Charter is amended to read as follows:

     FIRST: The name by which this Company shall be known is "Genworth Life Insurance Company of New York."

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     (c) The Company's Restated Charter, as amended above, is hereby restated to read as herein set forth in full:

     FIRST: The name by which this Company shall be known is "Genworth Life Insurance Company of New York." The Company shall be a continuation of the corporate existence of First GNA Life Insurance Company of New York following its merger, pursuant to Article 71 of the Insurance Law of the State of New York, with United Pacific Reliance Life Insurance Company of New York.

     SECOND: The principal office for the transaction of the business of this Company shall be located in New York County, State of New York.

     THIRD: The kinds of insurance to be transacted by the Company are those specified in Paragraphs "1," "2," and "3" of Section 1113 (a) of the Insurance Law of the State of New York.

     This Company shall also have full power and authority to effect reinsurance of the kinds of insurance business which it is licensed to do in New York and may engage in any other kind or kinds of business to the extent necessarily or properly incidental to the kind or kinds of business which it is or may hereafter be authorized to do in the State of New York.

     FOURTH: The corporate powers of this Company shall be exercised through a Board of Directors and through such committees thereof, and by such officers, employees and agents as the Board of Directors shall empower.

     FIFTH: The Board of Directors of this Company shall consist of not less than thirteen nor more than twenty-one directors and the exact number shall be determined from time to time in accordance with the provisions of the By-Laws. Directors shall be elected at each annual meeting of stockholders and each director so elected shall hold office until the next annual meeting of stockholders when his successor is elected and qualifies. In the event that the number of directors duly elected and serving shall be less than thirteen, the Company shall not for that reason be dissolved, but the vacancy or vacancies shall be filled as provided in paragraph Sixth.

     SIXTH: (a) Each director shall be at least eighteen years of age. At all times a majority of the directors shall be citizens and residents of the United States and not less than three thereof shall be residents of the State of New York. The directors need not be stockholders of the Company.

          (b) If any vacancies shall occur in the Board of Directors by death or resignation or removal or otherwise, the stockholders or by a majority vote of the remaining members of the Board, at a meeting called for that purpose on such notice as may be provided for in the By-Laws, or at any regular meeting, shall elect a director or

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     directors to fill the vacancy or vacancies occasioned and each director so elected shall hold office until the next annual meeting of stockholders. Notice of any election of a director or directors under the provisions of this section shall be given to the Superintendent of Insurance of the State of New York in the manner and to the extent required by law.

          (c) To the extent provided by law, at any special meeting of the stockholders, duly called as provided in the By-Laws, any director or directors may, by the affirmative vote of the holders of a majority of all the shares outstanding and entitled to vote for the election of directors, be removed from office, either with or without cause, and any such director or directors may, by action of the Board of Directors at any regular or special meeting of the Board duly called, be removed from office for cause. Any vacancy or vacancies so created may be filled by the stockholders or the Board of Directors in the manner herein provided.

     SEVENTH: (a) The annual meeting of the stockholders of this Company shall be held in New York County, in the State of New York, or at such other location as may be permitted in accordance with the By-Laws, on the fourth Wednesday in April or, if such day shall be a legal holiday, then on the next succeeding business day. Notice of the time and place of such meeting shall be given as prescribed in the By-Laws and as required by law, including notice to the Superintendent of Insurance of the State of New York to the extent required by law. At such meeting the stockholders shall select a Board of Directors and shall transact such other business as may legally come before the meeting. In all elections of directors, each stockholder shall have the right to vote in person or by proxy the number of shares held by the stockholder for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

          (b) Except as otherwise provided by statute, in order to transact business at any meeting of stockholders, there shall be present, either in person or by proxy, stockholders owning a majority of the voting stock of the Company in order to constitute a quorum, but less than a quorum shall have power to adjourn any meeting.

          (c) At any regular or special stockholders' meeting, each stockholder shall be entitled to vote in person, or by general power of attorney, or by proxy, appointed by an instrument in writing, subscribed by such stockholder, or by his duly authorized attorney, and delivered to the Secretary, and shall have one vote for each share of stock standing registered in his name on the stock books of the Company. The Board of Directors may fix a day, not more than 50 days nor less than 10 days prior to the day of holding any meeting of the stockholders as the day as of which stockholders entitled to notice of, and to vote at, such meeting shall be determined, and only stockholders of record on such day shall be entitled to notice of or to vote at such meeting.

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     EIGHTH: (a) The annual meeting of the Board of Directors shall be the first meeting following its election and shall be held, without notice, immediately after the adjournment of the Annual stockholders' meeting, or within ten days thereafter upon one day's notice in the manner provided by the By-laws for calling special meetings of the Board. At such annual meeting, the directors shall elect from their own number or otherwise, at their discretion, a President, a Secretary and a Treasurer, and such Vice-Presidents and other officers as may seem advisable to them for the conduct of the Company's business, who shall hold their offices from the time of their election until the next succeeding annual meeting and until their successors are elected and qualified. Any two or more offices may be held by the same person, except that the duties of President and Secretary shall not be performed by the same person. In the event of a death, resignation or removal of any officer, the Board of Directors may fill the vacancy.

          (b) The Board of Directors shall have the power to delegate powers and duties to persons and to committees to be appointed by it to the extent permitted by law. The Board of Directors shall have the power to make and shall adopt such By-Laws as necessary for the proper operation of the Company.

     NINTH: The duration of the corporate existence of this Company shall be perpetual.

     TENTH: The amount of authorized paid-in capital of this Company shall be $2,000,000 and shall consist of $2,000,000 of capital stock (2,000 shares with $1,000 par value per share).

     ELEVENTH: No stockholder of this Company shall have a preemptive right because of his stockholdings to have first or at any time offered to him any part of any of the presently authorized stock of this Company hereinafter optioned, issued or sold, or any part of any securities of this Company presently authorized, whether or not issued.

     TWELFTH: The Board of Directors may from time to time authorize the issuance of shares of the corporation, whether now or hereafter authorized, without first offering such shares to the shareholders of the corporation.

     THIRTEENTH: The Board of Directors my permit the Company's holders of the capital stock from time to time to participate in the profits of the Company's operations through the payment of dividends, or through such other means as may be authorized or permitted, in each case in accordance with the laws of the State of New York.

     FOURTEENTH: The fiscal year of this Company shall commence on the first day of January in each year and terminate on the last day of December in each year.

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     FIFTEENTH: The Board of Directors shall adopt a code of By-Laws for its own regulation and that of the conduct of the business of this Company, which By-Laws shall not be inconsistent with this charter or the laws of the State of New York.

     SIXTEENTH: The Board of Directors shall devise and adopt a corporate seal of and for this Company, and shall have power to change and alter the same at its pleasure.

     SEVENTEENTH: The stockholders of this Company shall be entitled to certificates of their respective shares of the capital stock, which shall be transferable as provided in said certificates.

     EIGHTEENTH: This charter may be amended in accordance with the laws of the State of New York. No amendment shall be effective until it shall have been approved in writing by the Superintendent of Insurance of the State of New York as provided by law.

4. This Restated Charter was authorized by a majority vote of the Board of Directors followed by the unanimous written consent of the sole shareholder.

IN WITNESS WHEREOF, we have signed this Restated Charter on the _____ day of _______________, 2005, and we affirm the statements contained therein as true under penalties of perjury.

                                        ----------------------------------------
                                        David J. Sloane
                                        President and Chief Executive Officer


                                        ----------------------------------------
                                        Shelley M. Sullivan Schroeter
                                        Assistant Secretary

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